September 13, 2012

KEYW to Acquire Sensage for Advanced Cyber Awareness

Sensage Technology a Cornerstone in New Service Offering

HANOVER, Md., Sept. 13, 2012 (GLOBE NEWSWIRE) -- KEYW Corporation (Nasdaq:KEYW) is pleased to announce that it has entered into a definitive agreement to acquire Sensage, Inc., a privately held provider of advanced Security Information and Event Management (SIEM) and event data warehousing software solutions to enterprise and government customers. In addition to providing KEYW an expanded commercial market opportunity, this acquisition strategically supports Project G, our Cyber Awareness and Response Platform.

The Sensage SIEM solutions, technology and team will become an important part of a new generation of cyber awareness products and services that KEYW is preparing to launch. The transaction is expected to close in October 2012, subject to Sensage equity holder approval and other customary closing conditions.

"Sensage brings advanced cyber intelligence technology and an executive team with extensive commercial product experience that is highly relevant to bringing Project G to general availability early next year," commented Leonard Moodispaw, CEO and President of KEYW Corporation. "Cyber awareness begins with the ability to absorb and relate large quantities of cyber operations and security data within an enterprise. Today these data overwhelm most organizations' capabilities to observe and respond to hostile activity within their network environments until it is too late. By joining forces, KEYW and Sensage will offer a new level of cyber awareness to both commercial and government markets."

Sensage, headquartered in Redwood City, California, has delivered solutions to over 450 enterprise and government customers worldwide. Sensage's patented technology provides optimized high-volume event collection, monitoring, analytics and reporting for large amounts of log data over indefinite periods of time. Sensage technology was recognized in May 2012 by Gartner, Inc. in the "Critical Capabilities for Security Information and Event Management" report.

"Sensage is thrilled to become part of the KEYW team, building out solutions that combine uniquely scalable technologies and advanced expertise to solve the most difficult security problems on the planet," commented Joe Gottlieb, CEO of Sensage. "Our work with proactive security teams in both commercial and government environments produces a fountain of sophisticated analytics and best practices that we share across all customers. KEYW's Cyber Awareness and Response Platform will take all of this to the next level, integrating automated platforms on customers' premises with cyber black belts in the cloud."

"In my view, other recent SIEM acquisitions have resulted in a consolidation and commoditization of the SIEM market place that is evolutionary, at best," said Richard Schaeffer, KEYW Advisory Board member and advisor to Sensage, cyber security expert, consultant and former Director of Information Assurance at the United States National Security Agency. "The combination of mission-grade experience and solutions from KEYW and big data analysis and commercial product expertise from Sensage is a refreshing and potentially disruptive move for the SIEM market, signaling that a much-needed next generation of solutions is on its way."

Under the definitive agreement, KEYW will pay up to $18.0 million in cash and up to $16.5 million in KEYW common stock to the Sensage equity holders. $7.5 million of the stock and $3 million of the cash consideration is contingent upon Sensage meeting certain revenue targets for the second half of 2012. KEYW expects the acquisition to be slightly accretive to KEYW's Q4 2012 financial results, subject to final purchase price accounting.

A conference call and webcast has been scheduled to discuss this acquisition on September 13, 2012, at 5:00 p.m. (EDT). Interested parties will be able to connect to our Webcast via the Investor page on our website, http://investors.keywcorp.com. Interested parties may also listen to the conference call by calling 1-877-853-5645. The International Dial-In access number will be 1-408-940-3868. At that time, Management will provide an overview of Sensage and its strategic fit with KEYW, followed by a question-and-answer session.

An archive of the Webcast will be available on our webpage following the call. In addition, a dial-up replay of the call will be available at approximately 7:00 p.m. (EDT) on September 13, 2012, and will remain available through October 13, 2012. To access the dial-up replay, call 1-855-859-2056, Conference ID 29841585. In addition, a podcast of our conference call will be available for download from our Investors page of our website at approximately the same time as the dial-up replay. International callers may access the replay by calling 1-404-537-3406, with the same Conference ID.

About KEYW

KEYW provides agile cyber superiority, cyber security, and geospatial intelligence solutions primarily for U.S. Government intelligence and defense customers. We create our solutions by combining our services and expertise with hardware, software, and proprietary technology to meet our customers' requirements. For more information contact KEYW Corporation, 7740 Milestone Parkway, Hanover, Maryland 21076; Phone 443-733-1600; Fax 443-733-1601; E-mail investors@keywcorp.com; or on the Web at www.keywcorp.com.

About Sensage

Sensage helps organizations collect, store, analyze and interpret complex information to identify new threats, improve cyber security defenses, and achieve industry and regulatory compliance. Sensage serves its customers' most advanced Security Information and Event Management (SIEM), log management, Call Detail Record (CDR) retention and retrieval and Continuous Controls Monitoring (CCM) use cases. Hundreds of customers worldwide leverage patented Security Intelligence solutions from Sensage to effectively identify, understand and counteract insider threats, advanced persistent threats, cyber threats, fraud and compliance violations.

Combining powerful data warehousing with scalable, clustered multiprocessing and robust analytics, Sensage solutions handle all event data types, scale to petabytes, minimize storage costs and perform sophisticated data analysis. Sensage has achieved Federal Common Criteria and is FIPS 140-2 Certified. Sensage partners include Cerner, Cisco, EMC, McAfee and SAP. For more information, visit www.sensage.com.

Forward-Looking Statements: Statements made in this press release that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to statements about plans and prospects regarding Sensage and the anticipated Sensage acquisition, our future expectations, plans and prospects, and other statements containing the words "estimates," "believes," "anticipates," "plans," "expects," "will," "potential," "opportunities", and similar expressions. Our actual results, performance or achievements or industry results may differ materially from those expressed or implied in these forward-looking statements. These statements involve numerous risks and uncertainties, including but not limited to risks relating to the satisfaction of the conditions to the closing of the Sensage acquisition, risks related to the anticipated accretive nature of the Sensage acquisition, and those risk factors set forth in our Annual Report on Form 10-K, dated and filed March 15, 2012 with the Securities and Exchange Commission (SEC) as required under the Securities Act of 1934, and other filings that we make with the SEC from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. KEYW is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:	KEYW Contact: Chris Donaghey

443-733-1600

Sensage Contact: Joyson Cherian

Welz & Weisel Communications

W2Sensage@w2comm.com

703.877.8104